UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2016

UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Joseph D. Fisher has been appointed to serve as the Company’s Senior Vice President - Chief Financial Officer effective as of January 1, 2017. The Board of Directors of the Company also appointed Joseph D. Fisher as principal financial officer, to be effective as of January 1, 2017, for the purposes of the Company’s filings with the Securities and Exchange Commission and for all other purposes contemplated thereby. Mr. Fisher previously served as Co-Head of the Americas and Co-Lead Portfolio Manager at Deutsche Asset and Wealth Management since 2007. Prior to serving in those positions, he was Associate, Structured Debt Investments from April 2005 to June 2007, and Portfolio Analyst, Portfolio Management Group from May 2004 to June 2006. From June 2003 to May 2004, Mr. Fisher was an Asset Management Analyst at Principal Real Estate Investors. Mr. Fisher is a CFA and has an MBA from Northwestern University, Kellogg School of Management and a Bachelor of Business Administration from the University of Iowa.
In connection with his appointment as the Company’s Senior Vice President - Chief Financial Officer, Mr. Fisher will receive an annual base salary of $400,000, which will be subject to annual review and will be eligible for a bonus of up to $400,000, at target. Mr. Fisher will also participate in any upcoming long-term incentive compensation awards for the Company's executive officers in an amount equal to $500,000, at target, and will be eligible to participate in the Company's employee benefit programs and 401(k) plan.
Mr. Fisher will enter into the Company’s standard form of indemnification agreement when his appointment as Senior Vice President - Chief Financial Officer is effective.
Mr. Fisher will be paid $200,000, payable in cash or shares of the Company’s common stock, as elected by Mr. Fisher, as compensation for equity that Mr. Fisher forfeited at his prior employer. In addition, Mr. Fisher will be granted shares of the Company’s common stock equal to $1,000,000, with the number of shares of common stock based upon the closing sales price of the Company’s common stock on January 3, 2017. The shares shall vest and become exercisable pro-rata over four years from the date of grant, January 1, 2017, and all vesting is contingent upon Mr. Fisher being an employee in good standing of the Company on the vesting dates.
Mr. Fisher will serve as Senior Vice President - Chief Financial Officer and principal financial officer at the discretion of the Company’s Board of Directors. No family relationship exists between Mr. Fisher and any of the Company’s directors or executive officers. Mr. Fisher is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Fisher’s appointment to Senior Vice President - Chief Financial Officer is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 5, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

Date: December 5, 2016	By:	/s/ Shawn G. Johnston
Name: Shawn G. Johnston
Title: Chief Accounting Officer and Vice President (Principal Accounting Officer and Interim Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2016.